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                                                                   EXHIBIT 23(2)

                         [LETTERHEAD OF ERNST & YOUNG]

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1998 with respect to the consolidated financial statements of CanArgo Oil and Gas Inc. (formerly "CanArgo Energy Inc.") included in the Registration Statement (Form S-1) and related prospectus of CanArgo Energy Corporation for the registration of up to 21,264,643 shares of its common stock.

                                                /s/ Ernst & Young LLP
                                                Chartered Accountants

Calgary, Canada
May 18, 1999